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                                   EXHIBIT 21

STECK-VAUGHN PUBLISHING CORPORATION
         ACTIVE SUBSIDIARIES


                                              COUNTRY OR STATE OF ORGANIZATION
                                              --------------------------------
Steck-Vaughn Publishing Corporation                        Delaware
Its Subsidiaries:
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      Steck-Vaughn Company                                 Delaware
      SV Distribution Company                              Delaware
      Edunetics Corp.                                      Delaware
      Edunetics Ltd.                                        Israel
               Its Subsidiary:
               Edunetics International B.V.            The Netherlands